EXHIBIT INDEX
                               ------------


Exhibit No.                 Description
-----------           -----------


10(a)(2)            Amendment No. 1 to the Amended and
                    Restated Employment Agreement dated
                    July 19, 1996, between the Company
                    and Richard M. Frank.

10(s)(2)            Specimen form of Contract under the
                    Non-Employee Directors Stock Option
                    Plan of the Company, as amended to
                    date.

10(u)(1)            Entertainment Operating Fund Line of
                    Credit, in the stated amount of
                    $250,000.00, dated December 16,
                    1996, between International
                    Association of ShowBiz Pizza Time
                    Restaurants, Inc. and the Company.

10(u)(2)            Entertainment Operating Fund
                    Promissory Note, in the stated
                    amount of $250,000.00, dated
                    December 16, 1996, between
                    International Association of ShowBiz
                    Pizza Time Restaurants, Inc. and the
                    Company.

10(v)(1)            National Advertising Production Line
                    of Credit, in the stated amount of
                    $750,000.00, dated December 16,
                    1996, between International
                    Association of ShowBiz Pizza Time
                    Restaurants, Inc. and the Company.

10(v)(2)            National Advertising Production
                    Promissory Note, in the stated
                    amount of $750,000.00, dated
                    December 16, 1996, between
                    International Association of ShowBiz
                    Pizza Time Restaurants, Inc. and the
                    Company.

10(w)(1)            National Media Fund Line of Credit,
                    in the stated amount of
                    $1,500,000.00, dated December 16,
                    1996, between International
                    Association of ShowBiz Pizza Time
                    Restaurants, Inc. and the Company.

10(w)(2)            National Media Fund Promissory Note,
                    in the stated amount  of
                    $1,500,000.00, dated December 16,
                    1996, between International
                    Association of ShowBiz Pizza Time
                    Restaurants, Inc. and the Company.

Page 40

10(A)(2)


                      AMENDMENT NO. 1 TO THE
            AMENDED AND RESTATED EMPLOYMENT AGREEMENT
               BY AND BETWEEN RICHARD M. FRANK AND
                     SHOWBIZ PIZZA TIME, INC.


     This Amendment No. 1 (the "Amendment") is executed as of this 19th day of July, 1996, by and between Richard M. Frank
("Employee") and ShowBiz Pizza Time, Inc., a Kansas corporation
("Employer").


                            RECITALS:

     WHEREAS, on April 14, 1993, Employee and Employer entered into that certain Amended and Restated Employment Agreement, which was effective as of January 2, 1993 (the "Agreement"), whereby the Employee agreed to serve as Chairman of the Board and Chief Executive Officer of the Employer through the last day of the fiscal year of the Employer ending on or about December 31, 1977; and

     WHEREAS, pursuant to the terms of said Agreement, Employee was granted 414,508 shares of common stock of the Employer under the Employer's Stock Grant Plan, such grant to vest at a rate of 20,725 shares for each fiscal quarter of the Employer during the term of the Agreement, except for 20,733 shares that would vest on the last day of the fiscal quarter of the Employer ending on or about December 31, 1997; and

     WHEREAS, pursuant to an instrument dated March 31, 1995, the Employee forfeited 60,000 shares of the Employer's common stock that had not yet vested pursuant to the grant made under the Agreement, such forfeiture to occur in increments of 5,000 shares per calendar quarter commencing on March 31, 1995 and running through the remaining term of the Agreement; and

     WHEREAS, Employer desires to amend said Agreement to provide extended health benefit coverage for Employee and his family beyond the term of the Agreement; and


     WHEREAS, Employee is willing to reduce the monthly automobile allowance he is entitled to under the Agreement by an amount of Four Hundred Dollars ($400.00) per month:

                            AGREEMENT

     NOW, THEREFORE, in consideration of the reduction in Employee's monthly automobile allowance, together with the above-mentioned forfeiture of 60,000 shares of common stock of the Employer that were unvested under the Agreement and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Agreement is hereby amended in the following respects:


     (1)  Paragraph 8 is hereby amended to read as follows:

          "8. Automobile. Employer shall pay to Employee the sum of Nine Hundred Dollars ($900.00) per month (subject to adjustment from time to time in direct proportion to generally applicable adjustment by the Company to its automobile allowances) to reimburse Employee for the use of Employee's automobile in the performance of his duties under this Agreement and Employer shall further pay directly or by reimbursement to Employee (as Employer and Employee may from time to time agree) the premiums upon a policy of collision and liability insurance covering such automobile. All other costs and expenses incurred in the operation and maintenance of Employee's automobile, including but not limited to the cost of all fuel, oil, maintenance and repairs, shall be paid solely by Employee."


     (2)  A new paragraph 27 is added to read as follows:

          "27. Continuation of Health Benefit Coverage. Upon the termination of Employee's employment for any reason, including a termination due to the expiration of the Initial Term of this Agreement or any renewal thereof, Employer shall provide Employee and his family the health, medical, hospitalization and dental insurance coverage and/or cost reimbursement benefits set forth in
     Section 11 hereof, for a period not to exceed the earlier of (I) five (5) years or (ii) the date on which Employee and his family become covered under a policy or plan paid for by a new employer of Employee providing substantially similar coverage and benefits. In the event Employee's employment terminates and this Section 27 becomes effective, and thereafter Employee dies while the benefits provided herein are still in effect, such benefits shall continue for Employee's family until five
     (5) years have passed following his termination of employment. The benefits set forth under this Section 27 shall be provided in addition to any other payments, benefits or compensation, if any, to which Employee, his estate or his designated beneficiary is entitled due to his termination of employment as set forth in this Agreement."




                                2

     IN WITNESS WHEREOF, the parties have executed this Amendment
No. 1 effective as of August 1, 1996.

                                   EMPLOYER:
                                   --------

                                   SHOWBIZ PIZZA TIME, INC.


                                   By: /s/ Michael H. Magusiak
                                   ---------------------------

                                   EMPLOYEE:
                                   --------

                                    /s/ Richard M. Frank
                                   -----------------------------

                                   Richard M. Frank




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